UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 16, 2016

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2016; and
(3)	A proposal for advisory approval of executive compensation.

The voting results for each matter are set out below.

1.	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	Abdulaziz F. Al Khayyal	613,800,525	3,633,449	875,407	109,044,066
	Alan M. Bennett	613,164,265	4,301,919	843,197	109,044,066
	James R. Boyd	595,818,632	21,637,339	853,410	109,044,066
	Milton Carroll	537,213,720	76,580,536	4,515,125	109,044,066
	Nance K. Dicciani	594,292,213	19,471,237	4,545,931	109,044,066
	Murry S. Gerber	597,332,921	20,109,524	866,936	109,044,066
	José C. Grubisich	614,035,564	3,405,899	867,918	109,044,066
	David J. Lesar	596,428,124	19,774,269	2,106,988	109,044,066
	Robert A. Malone	597,295,226	20,155,230	858,925	109,044,066
	J. Landis Martin	605,821,549	11,474,917	1,012,915	109,044,066
	Jeffrey A. Miller	604,743,708	12,713,847	851,826	109,044,066
	Debra L. Reed	575,404,313	41,899,783	1,005,285	109,044,066

2.	Ratification of the selection of auditors:
	For	717,439,127
	Against	8,350,543
	Abstain	1,563,777
	Broker Non-Votes	0

3.	Advisory approval of executive compensation:
	For	455,864,571
	Against	160,777,957
	Abstain	1,666,853
	Broker Non-Votes	109,044,066

Item 8.01.     Other Events.

Effective as of May 16, 2016, David J. Lesar, Chairman of the Board and Chief Executive Officer, established a prearranged trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Effective as of May 17, 2016, Jeffrey A. Miller, President, established a prearranged trading plan under Rule 10b5-1 as well.  Any transactions under the plans will be disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 20, 2016	By:	/s/ Bruce A. Mitzinger
Bruce A. Metzinger
Assistant Secretary

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